Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 3, 2014, except for the effect of the stock split as described in Note 15, as to which the date is March 12, 2014, in Amendment No. 4 to the Registration Statement (Form S-1) and related Prospectus of TriNet Group, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Francisco, California

March 12, 2014